================================================================================

                               BANCO BRADESCO S.A.

                                       AND

                                 CITIBANK, N.A.,
                                 As Depositary,

                                       AND

  HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF AMERICAN DEPOSITARY SHARES
                    EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                        ________________________________

                                 Amendment No. 1

                                       to

                     Amended and Restated Deposit Agreement

                           Dated as of March 19, 2004

================================================================================

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT is made as of March 19, 2004 (the "Amendment"), by and among Banco Bradesco S.A., a banking company incorporated under the laws of the Federal Republic of Brazil (the "Bank"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued under the Amended and Restated Deposit Agreement (as hereinafter defined).

                         W I T N E S S E T H    T H A T

      WHEREAS, the parties hereto entered into that certain Amended and Restated Deposit Agreement, dated as of November 21, 2001 (the "Amended and Restated Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Amended and Restated Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

      WHEREAS, on March 19, 2004, the Bank effectuated a reverse split of its Shares pursuant to the terms of which holders of the Bank's Shares received one
(1) new Share in exchange for every 10,000 Shares held on such date;

      WHEREAS, in connection with the reverse split of the Shares, the Bank has elected to change the ratio of Shares-to-ADSs (as set forth in Section 1.2 of the Amended and Restated Deposit Agreement), from (i) five thousand (5,000) Shares-to-one (1) ADS to (ii) one (1) Share-to-one (1) ADS, and desires to amend the Amended and Restated Deposit Agreement to effect such change; and,

      WHEREAS, pursuant to Section 6.01 of the Amended and Restated Deposit Agreement, the Bank and the Depositary deem it necessary and desirable to amend the Amended and Restated Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Depositary hereby agree to amend the Amended and Restated Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Amended and Restated Deposit Agreement.

                                   ARTICLE II

              AMENDMENTS TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      SECTION 2.01. Amended and Restated Deposit Agreement. All references in the Amended and Restated Deposit Agreement to the term "Amended and Restated Deposit Agreement" or "Deposit Agreement" shall, as of the Effective Date (as defined in Section 5.01 hereof), refer to the Amended and Restated Deposit Agreement, dated as of November 21, 2001, and as amended by this Amendment.

      SECTION 2.02. Change of Ratio. All references made in the Amended and Restated Deposit Agreement to each ADS representing five thousand (5,000) Shares shall, as of the Effective Date (as defined in Section 5.01 hereof), refer to each ADS representing one (1) Share.

                                   ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. Change of Ratio. All references to each ADS representing five thousand (5,000) Shares made in the ADRs issued and outstanding as of the Effective Date shall, as of the Effective Date (as defined in Section 5.01 hereof), refer to each ADS representing one (1) Share.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties. The Bank represents and warrants to, and agrees with, the Depositary and the Holders, that:

      (a) This Amendment, when executed and delivered by the Bank, and the Amended and Restated Deposit Agreement and all other documentation executed and delivered by the Bank in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Bank, and constitute the legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Amended and Restated Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Federative Republic of Brazil, neither of such agreements need to be filed or recorded with any court or other authority in the Federative Republic of Brazil, nor does any stamp or similar tax need to be paid in the Federative Republic of Brazil on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

      SECTION 5.02. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.03. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders of: (i) the terms of this Amendment; (ii) the Effective Date of this Amendment; and, (iii) that the Holders shall be requested to surrender outstanding ADRs for cancellation and mandatory exchange for new ADRs reflecting the new Shares-to-ADS ratio, the new number of ADSs such Holder is entitled to receive and the new CUSIP number for the ADSs.

      SECTION 5.04. Indemnification. The Bank agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.05. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Amended and Restated Deposit Agreement as originally executed shall remain in full force and effect.

      IN WITNESS WHEREOF, the Bank and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                                BANCO BRADESCO S.A.

                                                By:    /s/ Jose Luiz Acar Pedro
                                                       -------------------------
                                                Name:  Jose Luiz Acar Pedro
                                                       -------------------------
                                                Title: Director Vice-President
                                                       -------------------------

                                                By:    /s/ Sergio de Cliveira
                                                       -------------------------
                                                Name:  Sergio de Cliveira
                                                       -------------------------
                                                Title: Director Gerente
                                                       -------------------------


                                                CITIBANK, N.A., as Depositary

                                                By:    /s/ Orlando Viscardi Neto
                                                       -------------------------
                                                Name:  Orlando Viscardi Neto
                                                       -------------------------
                                                Title: Vice President
                                                       -------------------------

                                                          CUSIP Number 059460303
                                                             American Depositary
                                                              Shares (1 American
                                                   Depositary Share representing
                                                                    1 fully paid
                                                      non-voting preferred share
                                                              without par value)

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

Number

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

             DEPOSITED NON-VOTING PREFERRED SHARES WITHOUT PAR VALUE

                                       of

                               BANCO BRADESCO S.A.
                         (Incorporated under the laws of
                       the Federative Republic of Brazil)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that ___________________ is the owner of ______ American Depositary Shares, each representing 1 deposited non-voting preferred share, without par value, including evidence of rights to receive such non-voting preferred shares (the "Shares") of Banco Bradesco S.A., a banking company incorporated under the laws of the Federative Republic of Brazil (the "Bank"). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents 1 Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Banco Bradesco S.A. (the "Custodian"). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in
Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 111 Wall Street, New York, New York 10043, U.S.A.

      (1) The Deposit Agreement. This American Depositary receipt is one of an issue of American Depositary Receipts ("Receipts") executed and delivered pursuant to the Amended and Restated Deposit Agreement, dated as of November 21, 2001 and amended as of March 19, 2004 (as so amended and as further amended from time to time, the "Deposit Agreement"), by and among the Bank, the Depositary, and all registered Holders and Beneficial Owners of Receipts from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Charter and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

      (2) Surrender of ADSs and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary of this Receipt and upon payment of (i) the applicable fees, taxes and governmental charges payable in connection with such surrender and withdrawal (in each case, as set forth in paragraph (10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement), and, subject to the terms and conditions of the Deposit Agreement the Bank's Charter, paragraph (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to it or upon its order, of the amount of Deposited Securities at the time represented by the ADSs evidenced by this Receipt. Subject to this paragraph (2), such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by the delivery of (a) certificates in the name of the Holder hereof or as ordered by it or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by it and (b) any other securities, property and cash to which such Holder is then entitled in respect of such ADSs. Delivery shall be made without unreasonable delay, at the principal office of the Custodian or subject to the last sentence of this paragraph at the Principal Office of the Depositary for further delivery to such Holder.

      A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary, to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.07, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement, the Bank's Charter, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by the American Depositary Shares surrendered for such purpose together with any certificate or other proper documents of or relating to title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or for the account of such person except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of surrender ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such ADS, and shall deliver to the person surrendering such ADS either (i) return of the ADS(s) representing any remaining fractional share or (ii) sell or cause to be sold the fractional share represented by the ADS(s) so surrendered and remit the net cash proceeds from the sale by the Depositary of any remaining fractional Share.

      Notwithstanding anything else contained in the ADR or this Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of, and any certificate(s) and other documents of or relating to title to, the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or by cable or telex, at the request, risk and expense of such Holder, by facsimile transmission.

      (3) Transfers, Split-Ups and Combinations of Receipts. The Registrar, subject to the terms and conditions of the Deposit Agreement, shall without unreasonable delay register transfers of this Receipt on its transfer books from time to time, upon any surrender to the Principal Office of the Depositary of this Receipt by the Holder hereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt, the accurate completion of any endorsements appearing on such Receipt) and duly stamped as may be required by the laws of the State of New York and of the United States of America. Subject to the terms and conditions of the Deposit Agreement, including payment of the fees set forth in
Section 5.09 and Exhibit B to the Deposit Agreement, the Depositary shall execute and cause the Registrar to countersign, a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered, subject to receipt of any certifications, if any, as the Depositary and the Bank may require in order to comply with applicable laws.

      The Depositary, subject to the terms and conditions of the Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, and upon payment to the Depositary of the applicable fees and charges set forth in
Section 5.09 and in Exhibit B to the Deposit Agreement, if any, execute and cause the Registrar to countersign and deliver, a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of issuance or transfer, split-up, combination or surrender of this Receipt, the delivery of any distribution hereon or withdrawal of any Deposited Securities, and subject to paragraph (23) of this Receipt, the Depositary, the Custodian, any Registrar or the Share Registrar may require (a) payment from the depositor of Shares or presenter of ADSs) or of a Receipt of a sum sufficient to reimburse it for any tax, or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges as provided in this Receipt, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated in Section 3.01 of the Deposit Agreement and paragraph (9) hereof and (c) subject to paragraph (23) of this Receipt, compliance with (i) any United States, Brazilian or other applicable laws or governmental regulations relating to Receipts or American Depositary Shares or to the withdrawal of Deposited Securities, and (ii) such reasonable regulations, if any, as the Depositary and the Bank may establish consistent with the provisions of this Receipt, the Deposit Agreement and applicable law.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Bank, the Depositary or the Share Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Bank, in good faith at any time or from time to time, because of any requirement of law, any government or governmental body or commission or any securities exchange or automated inter-dealer quotation system on which the Receipts or Shares are listed or quoted, or under any provision of the Deposit Agreement or provisions of or governing Deposited Securities or under the Bank's Charter or any meeting of shareholder of the Bank or for any other reason, subject in all cases to paragraph (23) hereof. Notwithstanding any provision of the Deposit Agreement or of this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as required in General Instructions IA(1) to Form F-6 (as may be amended from time to time) under the Securities Act in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

      (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner agrees to comply with requests from the Bank from time to time, including requests made pursuant to Brazilian law, the rules and requirements of the Sao Paulo Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed, or the Charter, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner, as applicable, owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to comply, at the Bank's expense, with written instructions received from the Bank in a timely manner requesting that the Depositary forward any such request from the Bank to the Holders and to forward to the Bank any such responses to such requests received by the Depositary.

      (6) Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement or this Receipt, the Bank may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Charter. The Bank may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder or Beneficial Owner to exceed any such limits. The Bank may, in its sole discretion, but in each case, subject to application law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Holder or Beneficial Owner in excess of such limitations.

      The Depositary and the Bank (i) shall comply with the laws, rules, regulations and orders of any nature whatsoever (collectively, "Regulations") of the Brazilian Monetary Council, the Central Bank of Brazil (Banco Central do Brasil, or "Central Bank") and the Brazilian Securities Commission (Comissao de Valores Mobiliarios or the "CVM") as such Regulations may be amended from time to time, as applicable to the transactions contemplated in the Deposit Agreement, including without limitations the provisions of Article 3 of Annex V to Brazil's Monetary Council Resolution number 1,289, as amended, and (ii) agree to furnish to the CVM and the Central Bank, whenever required, any and all information and documents required pursuant to any such Regulations, including without limitation any such information or documents related to the approved ADR program (including, without limitation, the ADSs and the Receipts), the Deposited Securities and distributions thereon, or the Deposit Agreement or the obligations of the Depositary or the Bank thereunder.

      (7) Liability of Holder for Taxes, and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner of this Receipt to the Depositary. The Depositary may refuse to effect any registration of transfer of all or part of this Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Bank, Custodian and/or the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Bank, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, (i) such Shares and the certificate therefor are duly authorized, validly issued and outstanding, fully paid and non-assessable, and legally obtained by such person, (ii) all preemptive rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) and the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Each such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be Restricted Securities and that the deposit of Shares or sale of the ADSs by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, and withdrawal of Shares and the issuance and cancellation of Receipts in respect thereof. If any such representations or warranties are false in any way, the Bank and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may, be required and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges; exchange control approval, legal or beneficial ownership of ADS(s) and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement or the Receipt(s) evidencing the ADS(s) and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Bank or of the appointed agent of the Bank for the registration and transfer of Shares), to execute such certificates and to make such representations and warranties, as the Depositary or Custodian may deem necessary or proper or as the Bank may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of this Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof, or, to the extent not limited by the terms of Section 7.08 of the Deposit Agreement and paragraph (23) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary's, the Custodian's, the Registrar's and the Bank's satisfaction.

      (10) Fees and Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit
Agreement:

            (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraphs (iii) and (v) below);

            (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) No Fee shall be payable upon distribution of (a) cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distributions pursuant to stock dividends (or other free distributions of stock) and the fees specified in (iv) below shall be payable in respect of distributions of cash;

            (iv) to any Holder of ADRs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements); and

            (v) to any Holder of ADRs, a fee not in the excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) issued upon the exercise of rights to purchase additional ADSs

            In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

            Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Bank upon agreement between the Depositary and the Bank. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Bank but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when this Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer (including signature guarantees in accordance with standard industry practice), is transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York, provided, however, that the Bank and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Bank shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder hereof.

      (12) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Bank, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs.

Dated:                                         CITIBANK, N.A.,
                                               as Depositary
Countersigned:

By:                                            By:
    ----------------------------                   -----------------------------
    Authorized Officer                             Vice President

      The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (13) Reports; Inspection of Transfer Books. The Bank is subject to the periodic reporting requirements of the Exchange Act and accordingly will file certain information with the Commission. These reports and documents can be inspected and copies at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Depositary shall make available for inspection by Holders at its Principal Office any reports or communications, including any proxy soliciting materials, received from the Bank which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Bank. The Depositary shall, if so requested by, and at the expense of, the Bank, also send to Holders copies of such reports when furnished by the Bank to the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities pursuant to Section 5.06 of the Deposit Agreement.

      The Registrar shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Bank and by the Holders of such receipts, provided that such inspection shall not be, to the Registrar knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Bank or a matter related to the Deposit Agreement or the Receipts.

      The Registrar may close the transfer books, with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Bank, subject in all cases, to paragraph (23) herein.

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities or proceeds from the sale of Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary, pursuant to Section 4.08 of the Deposit Agreement, be converted on a practicable basis, into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto as of the record date established pursuant to Section 4.09 of the Deposit Agreement and paragraph (15) hereof, in proportion to the number of American Depositary Shares held by them respectively. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. If the Bank or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded to the relevant governmental authority by the person holding the withheld amounts. Evidence of any such payment by the Bank to such government authority shall be forwarded by the Bank to the Depositary upon request.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Bank shall cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, with the Bank's approval, and shall, if the Bank so requests, subject to Section 5.07 of the Deposit Agreement, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 2.02, 2.04, 5.07 and 5.09 of the Deposit Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if after the Bank, in the fulfillment of its obligations under Section 5.07 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or if the Bank does not provide a satisfactory opinion as provided in Section 5.07 of the Deposit Agreement, the Depositary may adopt such methods, if any, as the Depositary may deem equitable and practicable (after consultation with the Bank) for purposes of effecting such distribution, including disposal of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      Whenever the Bank intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Bank shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon timely receipt of a notice indicating that the Bank wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Bank to determine, and the Bank shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Bank shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement, and
(iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Bank requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.09 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Bank shall assist the Depositary to the extent reasonably necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

      If (i) the Bank does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Bank shall assist the Depositary to the extent reasonably necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in
Section 4.01 of the Deposit Agreement.

      If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.04(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.04(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse.

      The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Bank in connection with the rights distribution.

      In the event that the Bank, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the even that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges. Because Brazilian law presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Bank to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Nothing in this Receipt or in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Bank to secure an exemption from the registration requirements of the Securities Act for any such rights or securities or to file such a registration statement or to endeavor to have such a registration statement declared effective. The Holders alone shall be responsible for the payment of any taxes or other governmental charges due as a result of transfers pursuant to Section 4.04 of the Deposit Agreement.

      Whenever the Custodian shall receive any distribution other than cash, Shares or rights to purchase any Deposited Securities, the Depositary shall, after consultation with the Bank, and after obtaining, at the Bank's expense, opinion(s) of counsel satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by them respectively, in any manner that the Depositary may deem practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Bank, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems all or any portion of such distribution not to be practicable, the Depositary shall determine a method of effecting such distribution or paying such taxes or governmental charges and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      Whenever the Bank intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Bank shall give notice thereof to the Depositary at least thirty (30) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon timely receipt of notice indicating that the Bank wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Bank to determine, and the Bank shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Bank shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of
Section 5.07 of the Deposit Agreement. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Brazil in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.02 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.03 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.09 of the Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Bank shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.02 of the Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.03 of the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      (15) Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Bank for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or Shares, any rights to be issued with respect to the Deposited Securities, or other distribution, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Bank, fix a record date for the determination of the Holders of Receipts (which, to the extent practicable; shall be the same corresponding record date for Shares or other Deposited Securities set by the Bank) who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      (16) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall, in accordance with Section 4.9 of the Deposit Agreement, fix the ADS Record Date in respect of such meeting for the giving of instructions for voting or such consent or proxy. The Depositary shall, if requested in writing in a timely manner (which notice shall have been received by the Depositary at least 20 days prior to such vote or meeting or the Depositary shall have no obligation to so notify Holders hereunder) by the Bank and at the Bank's expense, mail to Holders: (a) such notice of meeting, (b) a statement that the Holders at the close of business on the specified ADS Record Date will be entitled, subject to any applicable law, the Bank's Charter and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Bank), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares and
(c) a brief statement as to the manner in which such instructions may be given. Upon the receipt of instruction of a Holder of American Depositary Shares as of the ADS Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Bank's Charter and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares in accordance with the instructions set forth in such request.

      Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

      (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Bank or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Bank's approval, and shall, if the Bank shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Bank satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. The Bank agrees to, jointly with the Depositary, amend the Registration

Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Bank's approval, shall if the Bank requests, subject to receipt of an opinion of Bank's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem practicable and shall allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (18) Indemnification. The Bank agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Bank of information regarding the Bank, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Bank or any of its directors, officers, employees, agents and Affiliates.

      The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in paragraph (24) hereof and Section 5.10 of the Deposit Agreement) other than a Pre-Release Transaction entered into at the request of the Bank.

      The Depositary agrees to indemnify the Bank and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any loss, liability, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any of its directors, officers, employees or Affiliates, including but not limited to, any delivery by the Bank on behalf of the Depositary of information regarding the Depositary in connection with the Deposit Agreement, as the same may be amended, modified or supplemented from time to time, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, in any such case, due to the negligence or bad faith of the Depositary or any of its directors, officers, employees or Affiliates.

      The obligations set forth in this paragraph (18) shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this paragraph (18) and Section
5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      (19) Liability of the Bank and the Depositary. Neither the Depositary not the Bank nor any, its controlling persons, directors, employees, agents or Affiliates shall incur any liability to any Holder or other person, if, by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Charter, or provisions of or governing any Deposited Securities, or by reason of any act of God, war or other circumstance beyond its control, the Depositary, its controlling persons or its agents or the Bank or its agents shall be prevented, or forbidden from or subjected to any civil or criminal penalty or, restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, its controlling persons or its agents or the Bank, its controlling person or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Charter or provisions of or governing Deposited Securities. Where, by the terms of a distribution pursuant to Section 4.02, 4.03, or 4.04 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.05, 4.06, 4.11 or 5.07 of, the Deposit Agreement or in the Charter, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse. Neither the Depositary nor the Bank shall incur any consequential or punitive damages for any breach of the terms of this Deposit Agreement. Each of the Bank, and its agents, and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except that each of the Bank and its agents agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith and using its reasonable judgment, without any liability on the part of the Bank or the Depositary to any Holder. The Depositary assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and the Bank undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Bank or their respective agents. Without limitation of the foregoing, neither the Depositary, its controlling persons, nor any of its agents, nor the Bank, its controlling persons, nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel (including internal legal counsel), accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its controlling persons, its agents, any Custodian and the Bank, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or the effect of any such vote provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement.

      (20) Resignation And Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Bank, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Bank, (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Deposit Agreement) or (ii) upon the appointment by the Bank of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Bank by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Deposit Agreement) or (ii) upon the appointment by the Bank of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Bank shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Bank an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Bank shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (21) Amendment Supplement. The form of the Receipts in respect of the Shares and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Bank and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any applicable fees or charges (other than transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Bank and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any applicable fees, or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the applicable Receipt(s) as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Bank and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules and regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules and regulations.

      (22) Termination. The Depositary shall, at any time at the written direction of the Bank, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Bank a written notice of its election to resign, or (ii) the Bank shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in paragraph (20) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of this Receipt will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the applicable fees and charges of the Depositary for the surrender of Receipts referred to in paragraph (2) hereof and Section 2.06 of the Deposit Agreement and subject to applicable laws and regulations and to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to it or upon its order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.06 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the applicable fees and charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may and intends to sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the applicable fees and charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Bank shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under paragraph (10) and (18) hereof, and Sections 5.08 and 5.09 of the Deposit Agreement.

      (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Bank and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (24) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (24), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Bank and its Affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Bank, any agent of the Bank or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.06 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary for the benefit of Holders until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary shall cease conducting Pre-Release Transactions if and when requested in writing by the Bank. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfers) unto ____________ whose taxpayer identification number is ____________ and whose address including postal zip code ____________, is the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints ____________ attorney-in-fact to transfer said Receipt on the books of the Depositary, with full power of substitution in the premises.

Dated:_____________________            Name:__________________________
                                       By:____________________________
                                       Title:_________________________

                                       NOTICE: The signature of the Holder to
                                       this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                       If the endorsement be executed by an
                                       attorney, executor, administrator,
                                       trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                                       All endorsements or assignments of
                                       Receipts must be guaranteed by a member
                                       of a Medallion Signature Program approved by the Securities Transfer Association Inc.

SIGNATURE GUARANTEED

______________________________

                                    EXHIBIT B
                                  FEE SCHEDULE
                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

----------------------------------------------------------------------------------------------------------------
             Service                                 Rate                              By Whom Paid
----------------------------------------------------------------------------------------------------------------
(1)   Issuance of ADSs upon deposit   Up to $5.00 per 100 ADSs (or          Person for whom deposits are made
      of Shares (excluding            fraction thereof) issued.             or person receiving ADSs.
      issuances contemplated by
      paragraphs (3)(b) and (5)
      below).
----------------------------------------------------------------------------------------------------------------
(2)   Delivery of Deposited           Up to $5.00 per 100 ADSs (or          Person surrendering ADSs or making
      Securities, property and        fraction thereof) surrendered.        withdrawal.
      cash against surrender of
      ADSs.
----------------------------------------------------------------------------------------------------------------
(3)   Distribution of (a) cash        No fee, so long as prohibited by      Person to whom distribution is made.
      dividend or (b) ADSs            the exchange upon which the ADSs
      pursuant to stock dividends     are listed.  If the charging of
      (or other free distribution     such fee is not prohibited, the
      of stock).                      fees specified in (1) above shall
                                      be payable in respect of a
                                      distribution of ADSs pursuant to
                                      stock dividends (or other free
                                      distribution of stock) and the fees
                                      specified in (4) below shall be
                                      payable in respect of distributions
                                      of cash.
----------------------------------------------------------------------------------------------------------------
(4)   Distribution of cash proceeds   Up to $2.00 per 100 ADSs (or          Person to whom distribution is made.
      (i.e., upon sale of rights      fraction thereof) held.
      and other entitlements).
----------------------------------------------------------------------------------------------------------------
(5)   Distribution of ADSs pursuant   Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
      to exercise of rights to        fraction thereof) issued.
      purchase additional ADSs.
----------------------------------------------------------------------------------------------------------------

      In addition, Holders will pay (i) taxes (including applicable interest and penalties) and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Bank or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or a Custodian or its nominee or the person making a withdrawal, on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.06 of this Deposit Agreement, (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs, (iv) such applicable fees, customary expenses and charges as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.08 of the Deposit Agreement, (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and (vi) such fees and expenses as are incurred by the Depositary, if any, in delivery of Deposited Securities.

      The Bank after consultation and agreement between the Depositary and the Bank as to the amount and nature of any other charges, will pay those other applicable fees and charges of the Depositary and those of any Registrar, if any, plus reasonable out-of-pocket expenses in accordance with written agreements entered into between the Depositary and the Bank from time to time.